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EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

        Pursuant to 18 U.S.C. § 1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, I, Barry Rowan, Vice President, Chief Financial Officer and Treasurer, certify that:

1.
To my knowledge, this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
To my knowledge, the information in this report fairly presents, in all material respects, the financial condition and results of operations of Nextel Partners, Inc. as of December 31, 2003.

Date: March 11, 2004	/s/ BARRY ROWAN Barry Rowan Vice President, Chief Financial Officer and Treasurer

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CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350